SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  June 14, 2004

             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification No.)
                 of
            Incorporation)


     45200 Business Court, Dulles, VA                  20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:
               (703) 650-6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

Item 9.   Regulation FD Disclosure.

Atlantic Coast Airlines Holdings, Inc. (NASDAQ/NM: ACAI) and Independence Air Chief Financial Officer Richard Surratt will make a presentation to investors and financial analysts during the Merrill Lynch Global Transportation Conference to be held in New York. The company's presentation is scheduled to take place Wednesday, June 16, 2004, at 4:55pm.

The sponsors will be presenting the audio portion of the conference as a live webcast, which can be accessed via the following address:

                http://www.wsw.com/webcast/ml25/

To access the webcast, listeners will need to register in advance, and select the appropriate player for their system.

In addition, the slides that accompany the company's presentation will be available in the "For Investors HOME" section of the Atlantic Coast Airlines website:

                      www.atlanticcoast.com

Statements in this press release and by company executives regarding its implementation of new business strategies, as well as regarding operations, earnings, revenues and costs, include forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others: the ability of the Company to implement its transition out of the United Express and Delta Connection programs; the ability to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to the Company's new service, and the response of United or other competitors with respect to service levels and fares in markets to be operated by the Company; the effects of high fuel prices on the Company; the ability of government agencies involved in airport operations to handle the increased number of flights and passengers anticipated at Dulles Airport without interference with airline operations; the ability to complete the acquisition of, obtain certification for, and secure financing of, its Airbus aircraft, and to successfully integrate these aircraft into its fleet; the ability to redeploy or assign to Delta or others the leases of the 328JET aircraft currently used in the Company's Delta Connection operations; the possibility that the Company will remain obligated under the leases for 328JET aircraft currently used in the Delta Connection operations even if assigned to Delta, and would be obligated to fulfill those obligations should Delta default at any time prior to the expiration of the leases; unexpected costs or procedural complications arising from the insolvency of Fairchild Dornier GmbH, the manufacturer and equity owner of the 328JETs; the ability to successfully remarket the J-41 aircraft; the ability to successfully hire and train employees in sufficient numbers to implement the transition; the ability to reach agreement with AMFA and AFA-CWA on mutually satisfactory contracts; and general economic and industry conditions, any of which may impact the Company, its aircraft manufacturers and its other suppliers in ways that the Company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the period ended March 31, 2004. These statements are made as of June 14, 2004 and Atlantic Coast Airlines Holdings, Inc. undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.







                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  June 14, 2004     By:  /S/ David W. Asai
                         David W. Asai
                         Vice President and Chief
                         Accounting Officer